SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2007

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

2304 Hancock Drive, Suite 5 Austin, Texas 78756
(Address of Principal Executive Offices)(Zip Code)

512-478-5717
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On December 14, 2007, Saratoga Resources, Inc. (the “Company”) entered into (1) First Amendment to Purchase and Sale Agreement (the “Harvest Oil PSA Amendment”) with Harvest Oil & Gas, LLC (“Harvest Oil”) and Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley, the owners of Harvest Oil and (2) First Amendment to Purchase and Sale Agreement (the “Harvest Group PSA Amendment”) with The Harvest Group, LLC (“Harvest Group”) and Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer, the owners of Harvest Group.

The Harvest Oil PSA Amendment extends the closing date under the original Purchase and Sale Agreement relating to Harvest Oil from December 14, 2007 to January 21, 2008 and extends the date of certain pre-closing performance obligations.  The Harvest Oil PSA Amendment also modifies the purchase price provisions to provide to the Company the option to pay, in cash at closing, the seller-financed portion of the purchase price.  If the Company elects to exercise such option, the seller-financed portion of the purchase price, totaling approximately $28 million, would be discounted by 10% resulting in a reduction in the total purchase price from $116 million to $113.2 million.

The Harvest Group PSA Amendment extends the closing date under the original Purchase and Sale Agreement relating to Harvest Group from December 14, 2007 to January 21, 2008 and extends the date of certain pre-closing performance obligations.  The Harvest Group PSA Amendment also modifies the purchase price provisions to provide to the Company the option to pay, in cash at closing, the seller-financed portion of the purchase price.  If the Company elects to exercise such option, the seller-financed portion of the purchase price, totaling approximately $7 million, would be discounted by 10% resulting in a reduction in the total purchase price from $29 million to $28.3 million.

The foregoing is qualified in its entirety by reference to the Harvest Oil PSA Amendment and the Harvest Group PSA Amendment filed herewith as Exhibits 10.1 and 10.2.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

10.1

First Amendment to Purchase and Sale Agreement, dated December 14, 2007, between Saratoga Resources, Inc., Harvest Oil & Gas, LLC, Barry Ray Salsbury, Brian Carl Albrecht and Shell Sibley.

10.2

First Amendment to Purchase and Sale Agreement, dated December 14, 2007, between Saratoga Resources, Inc., The Harvest Group, LLC, Barry Ray Salsbury, Brian Carl Albrecht, Shell Sibley, Willie Willard Powell and Carolyn Monica Greer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated:  December 17, 2007

By:

/s/ Thomas F. Cooke

Thomas F. Cooke

Chief Executive Officer

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